UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2008 (March 10, 2008)
DEERFIELD CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 North River Road, 9th Floor, Rosemont, IL	60018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (773) 380-1600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     The information set forth under Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective March 10, 2008, Gregory H. Sachs resigned from his position as director of Deerfield Capital Corp. (the “Company”). The Company now has six directors on its board of directors.
Item 8.01 Other Events.
     On March 14, 2008, the Company issued a press release announcing portfolio changes in the first quarter of the fiscal year ending December 31, 2008 and other matters. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Waiver, dated March 14, 2008, by and among Deerfield Capital Corp., Deerfield & Company LLC, Triarc Deerfield Holdings, LLC and the Required Holders (as defined in the Note Purchase Agreement governing the Series A Senior Secured Notes).

10.2	Waiver, dated March 14, 2008, by and among Deerfield Capital Corp., Deerfield & Company LLC, and the Required Holders (as defined in the Note Purchase Agreement governing the Series B Senior Secured Notes).

99.1	Press Release issued by the Company on March 14, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.
By:	/s/ Frederick L. White
Frederick L. White
Senior Vice President, General Counsel and Secretary

Dated: March 14, 2008

Exhibit Index

Exhibit No.	Description

10.1	Waiver, dated March 14, 2008, by and among Deerfield Capital Corp., Deerfield & Company LLC, Triarc Deerfield Holdings, LLC and the Required Holders (as defined in the Note Purchase Agreement for the Series A Senior Secured Notes).

10.2	Waiver, dated March 14, 2008, by and among Deerfield Capital Corp., Deerfield & Company LLC, and the Required Holders (as defined in the Note Purchase Agreement for the Series B Senior Secured Notes).

99.1	Press Release issued by the Company on March 14, 2008.